UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2017

TERRAFORM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 5, 2017, TerraForm Global, Inc. (the “Company”) issued a press release announcing that it has exercised its right to extend the termination date under the Agreement and Plan of Merger entered into on March 6, 2017 with certain affiliates of Brookfield Asset Management Inc. from December 6, 2017 to March 6, 2018. However, the closing of the merger is currently anticipated to occur no later than December 29, 2017 on the terms previously approved by the Company’s stockholders at the special meeting held on November 13, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits	The following exhibit is being filed herewith:

Exhibit No.	Description

99.1	Press Release of TerraForm Global, Inc., dated December 5, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press Release of TerraForm Global, Inc., dated December 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

By:	/s/ Yana Kravtsova
Name: Yana Kravtsova Title: Senior Vice President, General Counsel and Secretary

Date: December 5, 2017